Prudential Jennison Utility Fund
Annual period ending 11/30/14
File No: 811-03175

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders
Results of Proxy Voting (Unaudited)

At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Sector Funds, Inc., which is comprised of Prudential Financial Services Fund, Prudential
Jennison Health Sciences Fund and Prudential Jennison Utility Fund (collectively, the "Funds"), approved the following proposal.
Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

(a) Ellen S. Alberding;


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR       186,143,535.948     97.300%         60.258%
WITHHELD   5,166,610.397       2.700%          1.672%

 (b) Kevin J. Bannon;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR      186,513,177.133      97.493%          60.378%
WITHHELD   4,796,969.212      2.507%           1.552%

(c) Linda W. Bynoe;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR       186,315,566.540     97.390%          60.314%
WITHHELD   4,994,579.805      2.610%           1.616%

(d) Keith F. Hartstein;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR       186,493,598.647     97.483%          60.371%
WITHHELD    4,816,547.698     2.517%            1.559%

(e) Michael S. Hyland;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,366,730.349    97.417%          60.330%
WITHHELD     4,943,415.996     2.583%          1.600%

(f) Stephen P. Munn;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,308,179.255    97.386%          60.311%
WITHHELD     5,001,967.090     2.614%           1.619%

(g) James E. Quinn;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,449,478.846     97.460%         60.357%
WITHHELD    4,860,667.499       2.540%          1.573%

(h) Richard A. Redeker;


              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR         186,279,988.297    97.371%         60.302%
WITHHELD      5,030,158.048     2.629%          1.628%

(i) Stephen G. Stoneburn;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR       186,295,600.207     97.379%         60.307%
WITHHELD    5,014,546.138     2.621%           1.623%

(j) Stuart S. Parker;

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR       186,529,120.635     97.501%         60.383%
WITHHELD   4,781,025.710      2.499%          1.547%

(k) Scott E. Benjamin; and

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR        186,482,750.770     97.477%         60.368%
WITHHELD    4,827,395.575      2.523%          1.562%

(l) Grace C. Torres.

              SHARES VOTED     % OF VOTED       % OF TOTAL

FOR       186,229,127.735     97.345%          60.286%
WITHHELD    5,081,018.610      2.655%           1.644%


The special meeting of shareholders of the Prudential Jennison Utility Fund (the "Fund") held on November 26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014 and January 9, 2015, to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                     SHARES VOTED     % OF VOTED       % OF TOTAL

FOR               40,333,503.307     31.616         17.672
AGAINST            5,473,585.121      4.290          2.398
ABSTAIN            3,557,130.997      2.788         1.559
BROKER NON-VOTE   78,212,662.903     61.306         34.268

TOTAL            127,576,882.328     100.00         55.897


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                     SHARES VOTED     % OF VOTED       % OF TOTAL

FOR               38,630,150.104      30.280          16.926
AGAINST            6,623,248.980      5.192           2.902
ABSTAIN            4,110,820.091      3.222           1.801
BROKER NON-VOTE   78,212,662.903      61.306         34.268

TOTAL            127,576,882.328      100.00          55.897